FOR IMMEDIATE RELEASE
CONTACTS:

Rick Filippelli, President and CEO TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873 866-352-5304	Donald C. Weinberger/Alisa Steinberg (media) Wolfe Axelrod Weinberger Associates, LLC 212-370-4500 don@wolfeaxelrod.com alisa@wolfeaxelrod.com

Nasdaq Hearings Panel Grants TeamStaff’s

Request for Continued Listing Subject to a Reverse Stock Split

Somerset, New Jersey– March 12, 2008 - TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare and administrative staffing services, today announced that it was notified by the Nasdaq Stock Market that the Nasdaq Hearings Panel has granted the Company’s request to remain listed on the Nasdaq Global Market pending the effectiveness of the Company’s proposed reverse stock split. The Company’s hearing before the Panel was held on February 7, 2008. The decision of the Panel to grant the Company’s request for continued listing is subject to the conditions that: (a) on or before April 18, 2008, the Company inform the Panel that it has obtained shareholder approval for, and implemented, a reverse stock split and (b) on or before May 5, 2008, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten consecutive trading days. In the event the Company does not comply with these conditions, its common stock may be suspended from The Nasdaq Global Market. The Company has scheduled its annual meeting of stockholders for April 17, 2008 to approve, among other matters, a reverse split of its common stock.

As previously announced, the Company requested a hearing before the Nasdaq Hearings Panel following its receipt on January 4, 2008 of a Staff Deficiency Letter from the Nasdaq Stock Market notifying it that it no longer meets The Nasdaq Stock Market’s minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5).

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing through its two subsidiaries, TeamStaff Rx and TeamStaff Government Solutions. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. TeamStaff Government Solutions specializes in providing medical, logistics and office administration/technical professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff upon acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms acceptable to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.